Exhibit 99.1

OUTFRONT MEDIA ANNOUNCES $400 MILLION CONVERTIBLE PREFERRED EQUITY INVESTMENT LED BY PROVIDENCE EQUITY PARTNERS
Further Enhances Financial Flexibility and Liquidity
Brings Additional Expertise to the Company
Ares Management Participates as Significant Investor

New York, April 16, 2020 — OUTFRONT Media Inc. (NYSE: OUT) today announced that affiliates of Providence Equity Partners LLC (“Providence”) have agreed to lead the purchase of $400 million in newly issued convertible preferred stock together with funds managed by Ares Management Corporation (“Ares”).

“We recognized the value of liquidity and collaboration as we look through these uncertain times and consider the exciting growth opportunities that will arise in our industry,” said Jeremy Male, Chairman and Chief Executive Officer of OUTFRONT Media. “Our board was pleased to select Providence and Ares for their industry knowledge and expertise, and we believe that all of our stakeholders will benefit from their long-term investment and commitment.”

Financial Terms

•	$400 million of convertible, perpetual preferred stock, which is convertible into shares of OUTFRONT Media Inc. common stock at a conversion price of $16.00 per share

•	The preferred stock carries a 7.0% dividend, which will be payable at our option in cash or in-kind

•	On an as-converted basis, the preferred stock will represent approximately 14.8% of our common shares outstanding

•	In connection with this transaction and subject to relevant approvals, we expect to appoint Michael J. Dominguez, Managing Director at Providence, as a new director to our board

•	We expect to use the net proceeds from this offering for general corporate purposes

“We are delighted to partner with OUTFRONT through this challenging economic environment and beyond,” said Dominguez. “We are very familiar with their business and the industry from our over 30 years of specializing in media, and we believe the company has premier assets, attractive long-term fundamentals, and an exceptional leadership team. We believe that the steps OUTFRONT has taken to enhance its liquidity position will help ensure that the business can operate successfully and opportunistically with a strong balance sheet. We look forward to working with the management team and the board to create lasting value for all stakeholders.”

“We are excited to work with two world-class organizations in OUTFRONT Media and Providence Equity Partners,” said Scott Graves, Partner, Co-Head of Private Equity and Head of Special Opportunities at Ares. “We believe OUTFRONT is a well-established industry leader with both top quality assets and a highly talented management team.”

Goldman Sachs acted as our financial advisor and Jones Day acted as our legal advisor. Providence was advised by Evercore and Weil, Gotshal & Manges LLP. Ares was advised by PJ Solomon and Paul, Weiss, Rifkind, Wharton & Garrison LLP.

Cautionary Statement Regarding Forward-Looking Statements
We have made statements in this document that are forward-looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by the use of forward-looking terminology such as “believe,” “expect,” or “will” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions related to our liquidity and capital resources, board of directors, portfolio performance and results of operations. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods that may be incorrect or imprecise and may not be able to be realized. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: the severity and duration of the novel coronavirus (COVID-19) and its impact on our business, financial condition and results of operations; declines in advertising and general economic conditions, including declines caused by the novel coronavirus (COVID-19); competition; government regulation; our ability to implement our digital display platform and deploy digital advertising displays to our transit franchise partners; taxes, fees and registration requirements; our ability to obtain and renew key municipal contracts on favorable terms; decreased government compensation for the removal of lawful billboards; content-based restrictions on outdoor advertising; environmental, health and safety laws and regulations; seasonal variations; acquisitions and other strategic transactions that we may pursue could have a negative effect on our results of operations; dependence on our management team and other key employees; the ability of our board of directors to cause us to issue additional shares of stock without stockholder approval; certain provisions of Maryland law may limit the ability of a third party to acquire control of us; our rights and the rights of our stockholders to take action against our directors and officers are limited; our substantial indebtedness; restrictions in the agreements governing our indebtedness; incurrence of additional debt; interest rate risk exposure from our variable-rate indebtedness; our ability to generate cash to service our indebtedness; cash available for distributions; hedging transactions; diverse risks in our Canadian business; experiencing a cybersecurity incident; changes in regulations and consumer concerns regarding privacy, information security and data, or any failure or perceived failure to comply with these regulations or our internal policies; asset impairment charges for our long-lived assets and goodwill; our failure to remain qualified to be taxed as a real estate investment trust (“REIT”); REIT distribution requirements; availability of external sources of capital; we may face other tax liabilities even if we remain qualified to be taxed as a REIT; complying with REIT requirements may cause us to liquidate investments or forgo otherwise attractive opportunities; our ability to contribute certain contracts to a taxable REIT subsidiary (“TRS”); our planned use of TRSs may cause us to fail to remain qualified to be taxed as a REIT; REIT ownership limits; complying with REIT requirements may limit our ability to hedge effectively; failure to meet the REIT income tests as a result of receiving non-qualifying income; the Internal Revenue Service (the “IRS”) may deem the gains from sales of our outdoor advertising assets to be subject to a 100% prohibited transaction tax; establishing operating partnerships as part of our REIT structure; and other factors described in our filings with the Securities and Exchange Commission (the “SEC”), including but not limited to the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 26, 2020. All forward-looking statements in this document apply as of the date of this document or as of the date they were made and, except as required by applicable law, we disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors of new information, data or methods, future events or other changes.

About OUTFRONT Media Inc.
OUTFRONT leverages the power of technology, location and creativity to connect brands with consumers outside of their homes through one of the largest and most diverse sets of billboard, transit, and mobile assets in North America. Through its technology platform, OUTFRONT will fundamentally change the ways advertisers engage audiences on-the-go.

Contacts:

Investors:	Media:
Gregory Lundberg	Carly Zipp
(212) 297-6441	(212) 297-6479
greg.lundberg@OUTFRONTmedia.com	carly.zipp@OUTFRONTmedia.com